EPOXY INC.

NOTICE OF STOCK OPTION GRANT

UNLESS OTHERWISE  DEFINED  HEREIN,  THE  TERMS  DEFINED  IN THE  EPOXY INC. 2014 STOCK OPTION AND STOCK AWARD PLAN SHALL HAVE THE SAME DEFINED MEANINGS  IN THE  ATTACHED  STOCK  OPTION  AGREEMENT,  OF WHICH  THIS  NOTICE  OF STOCK  OPTION GRANT IS A PART.

I. NOTICE OF STOCK OPTION GRANT:

             you have been granted an option to purchase Common Stock (the "Common  Stock") of Epoxy Inc., subject to the terms and conditions of the Epoxy Inc. Stock Option and Stock A ward Plan and the attached Stock Option Agreement as follows:

Grant Number:
Date of Grant:
Vesting Commencement Date:
Exercise Price per Share:
Total Number of Shares Granted:
Total Exercise Price:
Type of Option:	Incentive Stock Option:
Non-Statutory Option:
Term/Expiration Date:

VESTING SCHEDULE: This Option may be exercised, in whole or in part, in accordance with the following schedule:

STOCK OPTION AGREEMENT RECITALS

A.  The Board of Directors of  Epoxy Inc., A Nevada (the "Company"), have adopted the  2014  Stock  Option  and  Stock  Award  Plan  (the "Plan")  for  the  purpose  of  retaining  the services  of selected  Directors,  Officers,  Employees  and  Consultants  and  other  independent  advisors  who  provide services to the Company (or any Subsidiary).

B. Optionee has rendered valuable services to the Company (or a Subsidiary), and this Stock Option Agreement (this "Agreement")   is executed pursuant to, and is intended to carry out the purposes of  the Plan in connection with the Company's grant of an option to a Director of the Company (the "Optionee").

C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached

Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.     GRANT OF OPTION. The Company hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

    2.      OPTION TERM. This option shall have a maximum  term of five (5) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration  Date as defined  in the Notice of Grant, unless sooner terminated in accordance with Paragraph 5 or 6.
     3.       LIMITED TRANSFERABILITY.

(a) This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary  or  beneficiaries  upon  the  Optionee's  death  while  holding  such  option.  Such  beneficiary  or beneficiaries  shall  take the  transferred  option  subject  to all  the terms and  conditions  of  this Agreement, including (without limitation) the limited time period during which this option may, pursuant to paragraph 5, be exercised following Optionee's death.

(b) If this option is designated a Non-Statutory Option in the grant Notice, then this option may, in connection  with the Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more members of Optionee's immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned  portion shall be exercisable  only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

4.      DATES OF EXERCISE. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated  installments until the Expiration Date as specified in the Grant Notice or earlier termination of the option hereunder either Paragraph 5, 6 or 7 below.

5.    CESSATION  OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option  shall cease  to be outstanding)  prior to the Expiration  Date should any of the following  provisions become applicable:

(a) Should  Optionee  die  while holding  this option,  then the personal  representative  of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of inheritance  shall have the right to exercise this option;  provided, however, if Optionee  has designated  one or  more  beneficiaries  of this option,  then those  persons  shall  have  the exclusive  right  to exercise  this option following  Optionee's  death until the EARLIER of (i) the expiration  of the twelve (12) month period measured from the date of Optionee's death or (ii) the Expiration Date;

     (b) Should Optionee cease Service by reason of Permanent Disability while holding this option, then Optionee  shall have a period of twenty-four  (24) months (commencing  with the date of such cessation  of Service) during which to exercise this option;   provided, however,  in no event shall this option be exercisable at any time after the Expiration Date;

(c) Should Optionee's Service be terminated either by the Optionee or by the Company other  than Misconduct  then this option shall automatically  expire  upon the EARLIER of (i) sixty (60) days from the date of such termination  unless exercised  prior to the end of such sixty (60) day period or (ii) the Expiration Date; and

(d)  Should  Optionee's  Service  be  terminated  for  Misconduct,   then  this  option  shall  terminate immediately and cease to remain outstanding on the date of termination.

6.       SPECIAL ACCELERATION OF OPTION.

(a) This option, to the extent outstanding  at the time of a Corporate Transaction  but not otherwise fully exercisable,  shall automatically  accelerate  so that this option shall, immediately  prior to the effective date of such Corporate Transaction, become exercisable for all of the Option Shares at the time subject to this option and may be exercised  for any or all of those Option Shares as fully vested shares of Common Stock. No such acceleration  of this option shall occur, however, if and to the extent: (i) this option is, in connection with the Corporate  Transaction,  to be assumed  by the successor  company  (or parent  thereof),  or (ii)  this option is to be replaced with a cash incentive program of the successor company which preserves the spread existing at the time of the Corporate Transaction on the Option Shares for which this option is not otherwise at that  time exercisable  (the excess  of the Fair Market  Value of those Option  Shares  over  the aggregate Exercise  Price  payable  for such shares)  and provides for subsequent  payout in accordance  with the same option exercise/vesting  schedule set forth in the Grant Notice.

   (b)  Immediately  following  the Corporate  Transaction,  this option  shall  terminate  and cease  to be outstanding, except to the extent assumed by the successor company (or parent thereof) in connection with the Corporate Transaction.

     (c) If this option is assumed  in connection  with a Corporate Transaction,  then this option  shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities  which would have been issuable to Optionee in consummation  of such Corporate Transaction  had the option  been exercised  immediately  prior to such Corporate  Transaction,  and appropriate  adjustments shall also be made to the Exercise Price, PROVIDED the aggregate Exercise Price shall remain the same.

       (d)  This  Agreement  shall not  in any  way affect  the  right  of  the Company  to adjust,  rec1assify, reorganize  or otherwise change  its capital or business structure or to merge, consolidate,  dissolve, liquidate or sell or transfer aJI or any part of its business or assets.

7.    INVOLUNTARY  TERMINATION  FOLLOWING  CORPORATE  TRANSACTION/CHANGE IN CONTROL.

    (a)          To the extent  the Option  is, in connection  with a Corporate Transaction,  to be assumed  in accordance  with Paragraph 6 of the Option Agreement, the Option shall not accelerate upon the occurrence of that Corporate Transaction,  and the Option shall accordingly continue, over Optionee's period of Service after the Corporate Transaction,  to become exercisable for the Option Shares in one or more installments  in accordance   with  the  provisions  of  the  Option  Agreement.  However,  immediately  upon  an  Involuntary Termination  of Optionee's  Service  within eighteen (18) months following  such Corporate Transaction,  the assumed Option, to the extent outstanding at the time but not otherwise fully exercisable, shall automatically accelerate  so that the Option  shall become  immediately  exercisable  for all the Option  Shares  at the time subject to the Option and may be exercised for any or all of those Option Shares as fully vested shares.

(b)      The Option shall not accelerate  upon the occurrence of a Change in Control, and the Option shall, over Optionee's  period of Service following  such Change in Control, continue  to become exercisable for  the  Option  Shares  in  one  or  more  installments   in  accordance   with  the  provisions  of  the  Option Agreement.  However, immediately  upon an Involuntary Termination  of Optionee's Service within eighteen (18)  months  following  the Change  in Control,  the Option,  to the extent  outstanding  at  the time  but  not otherwise fully exercisable, shall automatically  accelerate so that the Option shall become immediately exercisable  for all the Option Shares at the time subject to the Option and may be exercised for any or all of those Option Shares as fully vested shares.

(c)        The Option  as accelerated  pursuant  to this Section  7 shall remain  so exercisable  until the EARLIER of (i) the Expiration Date or (ii) the expiration of the one (1)-year period measured from the date of the Optionee's Involuntary Termination.

(d)  The provisions of this Paragraph 7 shall govern the period for which the Option is to remain exercisable  following  the Involuntary  Termination  of Optionee's Service  within eighteen  (18) months after the  Corporate  Transaction  or  Change  in Control  and  shall  supersede  any  provisions  to  the contrary  in Paragraph 5 of the Option Agreement.

8.      ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting  the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

    9.       STOCKHOLDER  RIGHTS.  The holder of this option shall not have any stockholder  rights with respect to the Option Shares until such person shall have exercised  the option, paid the Exercise Price and become a holder of record of the purchased shares.

10.        MANNER OF EXERCISING OPTION.

     (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i) Execute and deliver to the Company a Notice of Exercise for the Option Shares for which the option is exercised; and

     (ii)  Pay  the  aggregate  Exercise  Price  for  the  purchased  shares  in  one  or  more  of  the following forms:

   (A) cash or check made payable to the Company;

(B) a promissory note payable to the Company, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 14; or

(C) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Company's earnings  for financial  reporting  purposes and valued at Fair Market Value on the Exercise Date.

11.        COMPLIANCE WITH LAWS AND REGULATIONS.

   (a) The exercise  of this option and the issuance of the Option Shares upon such exercise  shall be subject to compliance  by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b) The  inability  of the Company  to obtain approval  from any regulatory  body having  authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock  as to which such approval shall not have been obtained. The Company,  however, shall use its best efforts to obtain all such approvals.

12.      SUCCESSORS  AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 3, 6 and 7, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee's assigns, the legal representatives, heirs and legatees of Optionee's estate and any beneficiaries of this option designated by Optionee.

13.      NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement  shall  be in writing and addressed  to the Company  at its principal corporate  offices. Any notice required to be given  or delivered  to Optionee  shall  be in writing and addressed  to Optionee  at the address indicated below.  All notices shall be deemed effective upon personal delivery or upon deposit either in the U.S. or Canadian mail, postage prepaid and properly addressed to the party to be notified.

14.          FINANCING.  The  Plan  Administrator  may,  in its absolute  discretion  and  without  any obligation to do so, permit Optionee (other than an officer or director of the Company) to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note payable to the Company. The terms of any such promissory  note (including  the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

15.      CONSTRUCTION. This Agreement and the option evidenced  hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator  with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

16.       GOVERNING  LAW. The  interpretation,  performance and enforcement  of this Agreement shall be governed  by the laws of the State of Nevada without resort to that State’s conflict-of-laws rules.

17.       EXCESS SHARES. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment  sufficiently  increasing  the  number  of  shares  of  Common  Stock  issuable  under  the  Plan  is obtained in accordance with the provisions of the Plan.

18.        ADDITIONAL  TERMS  APPLICABLE  TO AN INCENTIVE  OPTION.  In the event  this option is designated an Incentive Option in the Grant Notice, the following terms and, conditions shall also apply to the grant:

(a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent):

          (i)  this option is exercised for one or more Option Shares:

          (A)  more than  three (3)  months  after  the date  Optionee  ceases  to be a Director, Officer, Employee or Consultant for any reason other than death or Permanent Disability or

          (B) more than twelve (12) months after the date Optionee ceases to be an Director, Officer, Employee or Consultant by reason of Permanent Disability; or

          (ii) any Option Shares are disposed of within two years of the Grant Date or within one year of the Exercise Date.\

(b) No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options  granted to Optionee  prior to the Grant Date (whether  under the Plan or any other option plan of the Company or any Parent or Subsidiary)  first become exercisable  during the same calendar  year, exceed  One Hundred  Thousand  Dollars ($100,000)  in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

(c) Should  the exercisability  of this option be accelerated  upon a Corporate Transaction,  then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market  Value (determined  at the Grant  Date) of the Common  Stock  for which  this option  first  becomes exercisable  in the calendar  year in which  the Corporate  Transaction  occurs  does  not, when added  to the aggregate  value (determined  as of  the  respective  date  or dates  of grant)  of the Common  Stock  or other securities for which this option   or one or more other Incentive  Options  granted  to Optionee  prior to the Grant Date (whether  under the Plan or any other option  plan of the Company or any Parent or Subsidiary) first become exercisable  during the same calendar year, exceed One Hundred Thousand  Dollars ($1 00,000) in the aggregate. Should the applicable One Hundred Thousand Dol1ar ($1 00,000) limitation be exceeded  in the calendar  year of such Corporate  Transaction,  the option  may nevertheless  be exercised  for the excess shares in such calendar year as a Non-Statutory Option.

(d) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations  on the exercisability  of such options  as Incentive  Options  shall be applied  on the basis of the order in which such options are granted.

EXHIBIT I

NOTICE OF EXERCISE

I hereby notify Epoxy Inc. (the "Company") that I elect to purchase    shares of the Company's Common Stock (the "Purchased Shares") at the option exercise price of $0.03 per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Company's  2014 Stock Option and Stock Award Plan on October 17, 2014. Concurrently with the delivery of this Exercise Notice to the Company, I shall hereby pay to the Company the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Company (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.

   Date

Optionee Address:

Print name in exact manner it is to appear on the stock certificate:

Address to:

Which certificate is to be sent, if different from address above:

Social Security Number

APPENDIX

The following definitions shall be in effect under the Agreement:

A. AGREEMENT shall mean this Stock Option Agreement.

B. BOARD shall mean the Company's Board of Directors.

C. CHANGE IN CONTROL shall be deemed to occur  in the event  of a change  in ownership  or control of the Company effected through either of the following transactions:

(A) the acquisition,  directly or indirectly, by any person or related group of persons (other than the Company  or a person that directly  or indirectly  controls,  is controlled  by, or  is under  common control  with, the Company)  of beneficial  ownership  (within  the meaning  of Rule  13d-3 of  the Securities Exchange  Act of  1934, as amended)  of securities  possessing  more than  fifty  percent  (50%)  of  the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders, or

(B) a change  in the composition  of the Board over a period of thirty-six  (36) consecutive months or  less such  that a  majority  of the Board  members  ceases,  by  reason  of one  or  more contested elections for Board membership, to be comprised  of individuals  who either  (i) have been Board  members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described  in clause (i) who were still in office at the time the Board approved such election or nomination.

D.  COMMON STOCK shall mean shares of the Company's Stock.

E.   CODE shall mean the Internal Revenue Code of 1 986, as amended.

F.  CORPORATE   TRANSACTION   shall  mean  either   of  the  following   stockholder-approved transactions to which the Company  is a party: (i) a merger or consolidation  in which securities  possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding  securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,  or (ii) the sale, transfer or other disposition  of all or substantially  all of the Company's assets in complete liquidation or dissolution of the Company.

G. COMPANY shall mean Epoxy Inc., a Nevada company, and any successor company to all or substantially  all of the assets or voting stock of Epoxy Inc. which shall by appropriate  action adopt the
Plan.

H.  CONSULTANT  shall mean an individual who is retained by the Company (or any Subsidiary), subject to the control and direction of the Company (or any Subsidiary)  as to the work to be performed and the manner and method of performance.

I. EMPLOYEE shall mean an individual who is in the employ of the Company (or any Subsidiary), subject  to the control  and direction  of the employer  entity  as to both  the work to be performed  and  the manner and method of performance.

J.  EXERCISE  DATE  shall  mean  the  date  on  which  the  option  shall  have  been  exercised   in accordance  with Paragraph 9 of the Agreement.

K. EXERCISE  PRICE  shall  mean the exercise  price per Option  Share  as specified  in the Grant Notice.

L. EXPIRATION  DATE shall mean the date on which the option expires as specified  in the Grant Notice.

M. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance  with the following provisions: (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common  Stock on the date in question, as the price is reported  by the National Association  of Securities Dealers  on the Nasdaq  National  Market or as reported  on an automated  quotation  system.  If there  is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists, or (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined  by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite  tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

N. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

0. GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying  the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

P. INCENTIVE  OPTION  shall mean an option  which satisfies  the requirements  of Code  Section 422.

Q. INVOLUNTARY  TERMINATION  shall mean the termination  of Optionee's Service by reason

           (A) Optionee's  involuntary  dismissal  or discharge  by the Company  for reasons other  than Misconduct, or

(B) Optionee's  voluntary resignation following (a) a change  in Optionee's  position with the Company (or Parent or Subsidiary employing Optionee) which materially reduces Optionee's duties and responsibilities  or the level of management to which Optionee reports, (b) a reduction in Optionee's level of compensation (including base salary, fringe benefits and target bonus under any corporate performance based bonus or incentive programs) by more than fifteen percent (15%) or (c) a relocation of Optionee's  place of employment  by  more than fifty  (50)  miles, provided  and only  if such change,  reduction  or relocation  is effected by the Company without Optionee's consent.

       R.  MISCONDUCT  shall mean the commission of any act of fraud, embezzlement  or dishonesty  by Optionee, any unauthorized use or disclosure by Optionee of confidential  information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Company (or any Parent or Subsidiary)  in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary)  may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Company (or any Parent or Subsidiary).

  S. NON-STATUTORY  OPTION shall mean an option not intended to satisfy  the requirements  of Code Section 422.

T. NOTICE OF EXERCISE shall mean the notice of exercise in the form attached hereto as Exhibit I.

U. OPTION SHARES  shall mean the number of shares of Common Stock subject  to the option as specified in the Grant Notice.

V. OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.

W. PARENT shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other Companies in such chain.

X. PERMANENT  DISABILITY  shall mean the inability of Optionee to engage  in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

Y. PLAN shall mean the Company's 2014 Stock Option and Stock Award Plan.

Z. PLAN ADMINISTRATOR shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan or such other person as designated by the Board as administrator.

AA. SERVICE shall mean the Optionee's performance of services for the Company (or any Parent or Subsidiary)  in  the capacity  of  an  Employee,  a non-employee  member  of  the  board  of  directors,  a  non employee officer or a consultant or independent advisor.

BB. SUBSIDIARY shall mean any company (other than the Company) in an unbroken chain of companies  beginning  with  the  Company,  provided  each  company  (other  than  the  last  company)  in  the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.